FIRST AMENDMENT TO THE

RETIREMENT PLAN FOR THE DIRECTORS

OF HALLIBURTON COMPANY

(As Amended and Restated July 1, 2007)

Halliburton Company (the “Company”) established and maintains the Retirement Plan for the Directors of Halliburton Company, as amended and restated July 1, 2007 (the “Plan”).  Pursuant to Article X of the Plan, the Board of Directors of the Company reserves the right to amend the Plan.  The Company hereby amends the Plan, effective as of September 1, 2007, as follows:

1.           Article III of the Plan is hereby amended by adding the following new Section 3.4 to the end of such Article III:

“3.4.           Lump Sum Distribution Election

Notwithstanding any provision in the Plan to the contrary, a Participant, who has commenced receiving a Retirement Benefit under the Plan in annual payments, shall be given a one-time election to receive the present value of the remaining annual payments in a single lump sum payment, provided such election is made and delivered to the Company in the form and manner prescribed by the Company on or before December 31, 2007.  If properly elected, such payment shall be paid as soon as practicable during the month of January 2008, in the form of a single lump sum equal to the present value of the Participant’s remaining unpaid annual payments, calculated as of December 31, 2007, using the interest rate assumption set forth on Exhibit A hereto.

A Participant who has not experienced a Termination Date under the Plan, shall nevertheless be given a one-time election to receive the present value of his or her Retirement Benefit in a single lump sum payment following such Termination Date, provided such election is made and delivered to the Company in the form and manner prescribed by the Company on or before December 31, 2007.  If properly elected, such payment shall be made as of the Benefit Commencement Date as defined in Section 3.3 of the Plan, and shall be equal to the present value of such Participant’s Retirement Benefit, calculated as of the end of the month preceding the month in which payment is to be made, using the interest rate assumption set forth in Exhibit A hereto.

Any Participant, who fails to make an election in accordance with the foregoing, shall be subject to all the terms and conditions of the Plan as in effect prior to this amendment.”

2.           The Plan is hereby amended by adding to the end thereof “Exhibit A” in the form as attached hereto.

IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer, in a number of copies, all of which shall constitute but one and the same instrument that may be sufficiently evidenced by any such executed copy hereof, this 1st day of October, 2007, but effective as of September 1, 2007.

HALLIBURTON COMPANY

By:           /s/ David J. Lesar

Name:     David J. Lesar

Title:       Chairman of the Board, President and
    Chief Executive Officer

RETIREMENT PLAN FOR THE DIRECTORS
OF HALLIBURTON COMPANY

(As Amended and Restated July 1, 2007)

EXHIBIT A

Present Value

This Exhibit A forms part of the Retirement Plan for the Directors of Halliburton Company, as amended effective September 1, 2007 (the “Plan”).  The provisions of this Exhibit A govern the interest rate assumption for purposes of determining present value in Section 3.4 of the Plan, as follows:

The interest rate assumption shall be the average "applicable interest rate" as defined in Section 417(e)(3)(A)(ii)(II) of the Internal Revenue Code of 1986, as amended, for the month preceding the month in which payment is to be made, as published by the Internal Revenue Service, or if no such rate is published, the rate determined using substantially similar methodology.